Exhibit 17.01





                                January 23, 1998



Mr. Joseph M. Polito
USABG Corp.
53-09 97th Place
Corona, New York 11368

         Re:      Resignation as Director


Dear Mr. Polito:

         Please accept my resignation herein as a Director of USABG Corp., effective this 23rd day of January 1998.

                                            Sincerely,


                                            /s/  Philip Nielson



Acknowledged and Accepted:



/s/ Joseph M. Polito
Joseph M. Polito, President